Exhibit 99.1

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

PRESS RELEASE

Majesco Appoints Finance and Operations Expert Wayne Locke As New CFO

The company continues expansion of its executive team, strengthening alignment across the business with an eye towards the future of insurance

Morristown, NJ April 8, 2019 – Majesco (NASDAQ: MJCO), a global leader of cloud software solutions for insurance business transformation, today announced the appointment of Wayne Locke as Chief Financial Officer (CFO) effective April 8, 2019.

Wayne brings over two decades of finance and operations experience to the role, and joins the company from Capgemini, where he was responsible for financial and operational consulting services for insurance organizations. Prior to that he was the President of WEL Consulting LLC, a financial operations firm. There he provided interim and acting CFO support at several growing companies and was instrumental in driving the finance vision, strategy and leadership to help the organizations get to the next level. Over the course of his career, he has been responsible for designing and implementing world-class, value-added business process management solutions for notable organizations, including AIG, Deloitte Consulting, GE Capital, BNY and Swiss Re.

Wayne holds an MBA in Finance from Baruch College City University of New York and a BS in Accounting from Brooklyn College City University of New York.

As Majesco’s CFO, Wayne will report directly to CEO Adam Elster and oversee all operational, commercial, financial and investor relations functions, ultimately ensuring the company’s ability to capitalize on the growing demand for cutting-edge insurance software solutions that deliver digital business transformation at speed and scale.

“Wayne’s extensive expertise in financial planning and operations, management and strategy, along with his background in the insurance industry is an ideal fit for Majesco as we work to extend our positive momentum, continue growing our cloud business, and help insurers across Property and Casualty, Life and Annuities, and Voluntary Group Benefits to meet the demands of tomorrow, now” said Adam.

“I couldn’t imagine a more exciting time to join Majesco. Their vision for the future of the company and the future of insurance truly impressed me. I look forward to joining the team and leveraging my experience to build on their impressive performance and growth” said Wayne.

With this move, Farid Kazani will continue to lead Majesco’s Group Finance Function as Managing Director and Group CFO, playing a critical role in strategic initiatives including mergers and acquisitions, partnerships, capital raise and other initiatives to increase Majesco’s stakeholder value.

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

About Majesco

Majesco (NASDAQ: MJCO) provides technology, expertise, and leadership that helps insurers modernize, innovate and connect to build the future of their business – and the future of insurance – at speed and scale. Our platforms connect people and businesses to insurance in ways that are innovative, hyper-relevant, compelling and personal. Over 190 insurance companies worldwide in P&C, L&A and Group Benefits are transforming their businesses by modernizing, optimizing or creating new business models with Majesco. Our market-leading solutions include CloudInsurer™ P&C Core Suite (Policy, Billing, Claims); CloudInsurer™ L&A and Group Core Suite (Policy, Billing, Claims); Digital1st Insurance™ with Digital1st eConnect™, Digital1st EcoExchange™ and Digital1st Platform™ – a cloud-native, microservices and open API platform; Distribution Management, Data and Analytics and an Enterprise Data Warehouse. For more details on Majesco, please visit www.majesco.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to: integration risks;  changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

412 Mt Kemble Avenue Suite 110C Morristown, NJ 07960 +1-973-461-5200 www.majesco.com

Contacts
Tara Dilzer Alexander
Director, Marketing Communications and Creative Services
+1 718 916 6873

tara.dilzeralexander@majesco.com